THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS, AND ARE PROPOSED TO BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.  SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

I-Level Media Group Incorporated

$0.002 SHARES FOR DEBT SUBSCRIPTION AGREEMENT FOR COMMON SHARES

By

THE UNDERSIGNED SUBSCRIBER

INSTRUCTIONS

All Subscribers: Complete and sign the Execution Page of the Subscription Agreement. A completed and originally executed copy of this Subscription Agreement, must, by no later than 3:00 p.m. (Beijing, PRC time) on March 31, 2012, be delivered to I-Level Media Group Incorporated 902, B1, KangBao Huayuan #8 Gongren Tiyuchang Donglu Chaoyand District, Beijing, PRC 100020 Attention: Francis Chiew, Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and a director Phone No.:+86 10-65-911-544.

TO:        I-Level Media Group Incorporated

The undersigned (the “Subscriber”) is a sophisticated investor, the Subscriber has sought such independent counsel as the Subscriber considers necessary and the Subscriber has read this “$0.002 Shares for Debt Subscription Agreement” (together with the attached Terms and Conditions of Subscription for Common Shares and the Schedules, collectively, referred to herein as the “Subscription Agreement” or the “Agreement”) carefully and accepts, agrees and acknowledges the representations and terms thereof in full and without exception and agrees that such agreement constitutes the entire agreement between I-Level Media Group Incorporated (the “Corporation”) and the Subscriber and that there are no collateral representations or agreements between the same.

                The Corporation is offering (collectively, the “Offering”), on a private placement basis, Common Shares (as hereinafter defined) of the Corporation to eligible creditors of the Corporation; and each such creditor who subscribes to this Offering by this document is hereinafter referred to as the Subscriber) at a deemed settlement subscription price of U.S. $0.002 per Common Share.

                As at the date of the execution of this Agreement by the Subscriber the Corporation was indebted to the Subscriber in not less than the aggregate sum which is set forth hereinbelow (collectively, the “Outstanding Debt”) and, as a consequence of such Outstanding Debt, the Corporation has agreed to issue and the Subscriber has agreed to accept an aggregate of that number of Common Shares which are set forth hereinbelow, at a deemed settlement price of U.S. $0.002 per Common Share, in full and complete satisfaction of such Outstanding Debt with the Corporation. The within private placement Offering by the Corporation is not subject to any minimum subscription.  In that respect the Corporation hereby offers, and the Subscriber hereby accepts, the Common Shares in full and complete settlement of the Outstanding Debt with the Corporation and on the terms and conditions as set forth in this subscription Agreement.

Total Outstanding Debt being settled:  U.S. $.002 x number of Shares = U.S. $______. Number of Shares subscribed for at U.S. $.002 per Share: __________ Shares.

                                Dated at _________,_______ on this ____ day of _______, 2012.

___________________________
Name of Subscriber - please print

Signature of Subscriber

Subscriber’s Address: ______________________________________
Subscriber’s E-mail address: _________________________________

ACCEPTANCE:  The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement and the Corporation represents and warrants to the Subscriber that the representations and warranties contained in this Subscription Agreement are true and correct in all material respects as of the Closing Date (as hereinafter defined) and that the Subscriber is entitled to rely thereon.

March 31, 2012

I-LEVEL MEDIA GROUP INCORPORATED

By:
        Authorized Signatory

__________

Execution Page

TERMS AND CONDITIONS OF SUBSCRIPTION FOR COMMON SHARES

1.	Definitions

In this Agreement, unless the context otherwise requires:

(a)	“1933 Act” means the United States Securities Act of 1933, as amended;

(b)	“Agreement” or “Subscription Agreement” means this subscription agreement, including all Schedules hereto, as the same may be amended, supplemented or restated from time to time;

(c)	“Business Day” means a day on which United States banks are open for the transaction of regular business in Nevada, USA;

(d)	“Closing” means the closing of the purchase and sale of the Offered Securities;

(e)	“Closing Date” means March 31, 2012, or such other date as the Corporation may agree;

(f)	“Common Shares” means the shares of common stock of the Corporation, par value US$0.002 per share, as constituted on the date hereof;

(g)	“Corporation” means I-Level Media Group Incorporated, a corporation incorporated under the laws of the State of Nevada and includes any successor corporation thereto;

(h)	“Exchange” means the FINRA Over-the-counter Bulletin Board;(i)

(j)	“Offered Securities” means the Common Shares of the Corporation offered for sale by the Corporation;

(k)	“Person” means an individual, a firm, a corporation, a syndicate, a partnership, a trust, an association, an unincorporated organization, a joint venture, an investment club, a government or an agency or political subdivision thereof and every other form of legal or business entity of whatsoever nature or kind;

(l)	“Public Record” means the Corporation’s annual report on Form 10-K for the year ended December 31, 2011;

(m)	“Purchase Price” meansUS$0.002per Common Share;

(n)	“Purchased Securities” means the Offered Securities purchased by the Subscriber pursuant to this Subscription Agreement;

(o)	“Regulation D” means Regulation D under the 1933 Act;

(p)	“Regulation S” means Regulation S under the 1933 Act;

(q)	“SEC” means the United States Securities and Exchange Commission;

(r)	“Securities Laws” means the securities legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and published interpretation notes of the applicable securities regulatory authority or applicable securities regulatory authorities of, the applicable jurisdiction or jurisdictions;

(s)	“Subscriber” or “you” means the Person purchasing the Purchased Securities and whose name appears on the Execution Page hereof;

(t)	“United States” means the “United States” as that term is defined in Regulation S;

2.	The Offering

This Subscription Agreement confirms your agreement to purchase from the Corporation, subject to the terms and conditions set forth herein, that number of Common Shares, at a deemed settlement price of US$0.002 per Common Share, and in consideration of the settlement by the Subscriber of all of the Outstanding Debt presently due and owing by the Corporation to the Subscriber (collectively, the “Purchase Price”), set out beside your name on the Execution Page hereof (the “Purchased Securities”).  You acknowledge (on your own behalf and, if applicable, on behalf of each beneficial purchaser for whom you are contracting hereunder) that the Purchased Securities may form part of a larger offering of Common Shares (each an “Offered Security” and collectively, the “Offered Securities”).

3.	Conditions of Purchase

In connection with your purchase of the Purchased Securities, the following documents are enclosed herewith which you are requested to complete, sign as indicated and return together with an executed copy of this Agreement (see “Execution Page”) as soon as possible and in any event no later than 3:00 p.m. (Beijing, PRC time) on March 31, 2012:

The obligation of the Corporation to sell the Purchased Securities to you is subject to, among other things, the conditions that:

(a)	you execute and return all documents required by applicable Securities Laws to the Corporation’s direction herein or otherwise, as the offer and sale of the Purchased Securities by the Corporation to you will not be qualified or registered under applicable Securities Laws;

(b)	the representations and warranties made by you herein are true and correct when made and are true and correct on the Closing Date with the same force and effect as if they had been made on and as of such date;

(c)	all covenants, agreements and conditions contained in this Agreement to be performed by you on or prior to the Closing Date shall have been performed or complied with; and

(d)	all necessary regulatory approvals being obtained prior to the Closing Date.

By returning this Agreement you consent to the filing by the Corporation of all documents required by applicable Securities Laws. You also agree to comply with all applicable Securities Laws concerning the purchase of, the holding of, and the resale restrictions applicable to, the Purchased Securities.

You acknowledge that the Corporation has the right to close the subscription books at any time without notice and to accept or reject any subscription in its sole discretion.

4.	The Closing

The Closing will be completed at the offices of i-Level Media Group Incorporated: 902, B1, KangBao Huayuan #8 Gongren Tiyuchang Donglu Chaoyand District, Beijing, PRC 100020 at 3:00 p.m. (Beijing, PRC, time) on March 31, 2012, or such other time or times as the Corporation may agree.

You hereby irrevocably appoint the Corporation to act as your agent for the purpose of acting as your representative at the Closing and hereby appoint the Corporation, with full power of substitution, as your true and lawful attorney in your place or stead to execute in your name and on your behalf all closing receipts and documents required, to complete or correct any errors or omissions in any form or document provided by you, including this Subscription Agreement, to approve any opinion, certificate or other document addressed to you, to waive, in whole or in part, any representation, warranty, covenant or condition for your benefit and contained in this Agreement, to terminate or not deliver this Agreement if any condition is not satisfied, in such manner and on such terms and conditions as the Corporation in its sole discretion thereof may determine, and to accept delivery of the certificate representing the Purchased Securities on the Closing Date.

5.	Prospectus Exemptions

The offer and sale of the Purchased Securities by the Corporation to you is conditional upon such offer, sale or issuance being exempt from the requirements as to the filing of a prospectus or registration statement, and as to the preparation of an offering memorandum or similar document contained in any statute, regulation, instrument, rule or policy applicable to the offer and sale of the Purchased Securities or upon the issue of such orders, consents or approvals as may be required to permit such sale or issuance without the requirement of filing a prospectus or registration statement, or delivering an offering memorandum or similar document.

You acknowledge and agree that:

(a)	you have, or any beneficial purchaser for whom you are contracting hereunder has, been independently advised as to or are aware of the restrictions with respect to trading in, and the restricted period or statutory hold period applicable to, the Purchased Securities imposed by the Securities Laws of the jurisdiction in which you reside or to which you or such securities are subject, and that a suitable legend or legends will be placed on the certificates representing the Purchased Securities to reflect the applicable restricted period and hold period to which the Purchased Securities are subject;

(b)	you have not received or been provided with a prospectus, registration statement, offering memorandum (within the meaning of the Securities Laws) or similar document and that your decision, or the decision of any beneficial purchaser for whom you are contracting hereunder, to enter into this Agreement and to purchase the Purchased Securities from the Corporation has not been based upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation (other than those contained in this Agreement, in each case which will survive the Closing) and that your decision is based entirely upon such documents and publicly available information concerning the Corporation and, the offer and sale of the Purchased Securities was not accompanied by any advertisement in printed media of general and regular paid circulation including printed public media, radio, television or telecommunications, including electronic display and the Internet;

(c)	as a consequence of the sale being exempt from the prospectus and registration requirements of the Securities Laws:

(i)	certain protections, rights and remedies provided by the Securities Laws, including certain statutory rights of rescission or damages, will not be available to you;

(ii)	you may not receive information that would otherwise be required to be given under the Securities Laws; and

(iii)	the Corporation is relieved from certain obligations that would otherwise apply under the Securities Laws; and

(d)	no Person has made any written or oral representation:

(i)	that any Person will resell or repurchase the Purchased Securities;

(ii)	that any Person will refund the Purchase Price;

(iii)	as to the future price or value of the Purchased Securities; or

(iv)	that the Purchased Securities will be or remain listed or otherwise qualified for trading on any stock exchange or any quotation or stock reporting system.

By your acceptance of this Agreement you and any others for whom you are contracting hereunder represent, warrant, covenant, agree and acknowledge, as applicable, to and with the Corporation (which representations, warranties, covenants, agreements and acknowledgements shall survive the Closing), and acknowledge that the Corporation is relying on such representations and warranties in connection with the transactions contemplated hereby, that:

A.	General

(a)	You are resident in the jurisdiction set out under the heading “address” above your signature set forth on the Execution Page of this Agreement.

(b)	If you are an individual, you have attained the age of majority in the jurisdiction in which you are subscribing and have the legal capacity and competence to enter into and be bound by this Agreement and to perform the covenants and obligations herein.

(c)	None of the debt being settled to purchase the Purchased Securities was to your knowledge incurred or derived directly or indirectly as a result of illegal activities.

(d)	If required by applicable Securities Laws or the Corporation, you will execute, deliver and file, or assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue, offer and/or sale of the Purchased Securities as may be required by any securities commission, stock exchange or other regulatory authority.

(e)	If you are a resident, or otherwise subject to the Securities Laws, of a jurisdiction other than a jurisdiction in Canada or of the United States, you: (i) have knowledge of or have been independently advised as to and will comply with the requirements of the Securities Laws of the jurisdiction of your residence or to which you are otherwise subject, or the jurisdiction of residence of any beneficial purchaser for whom you are contracting hereunder or to which such beneficial purchaser is otherwise subject, as the case may be; (ii) confirm that the requirements of the Securities Laws of the jurisdiction of your residence or to which you are otherwise subject, the jurisdiction of residence of any beneficial purchaser for whom you are contracting hereunder or to which such beneficial purchaser is otherwise subject, as the case may be, does not (A) require the Corporation to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind or nature whatsoever, (B) except as contemplated herein, require the Corporation to prepare and file a prospectus, registration statement or similar document or (C) impose any additional registration or other requirements on the Corporation; and (iii) will provide such evidence of compliance with all such matters as the Corporation may request.

(f)	You are capable of assessing the proposed investment in the Purchased Securities as a result of your financial or investment experience or as a result of advice received from a registered person other than the Corporation or an affiliate thereof and you are or any beneficial purchaser for whom you are contracting hereunder is, as the case may be, able to bear the economic loss of the investment in the Purchased Securities.

(g)	You have had access to such information, if any, concerning the Corporation as you considered necessary in connection with your investment decision to invest in the Purchased Securities, including receiving satisfactory answers to any questions you have asked any of the officers of the Corporation.

(h)	You acknowledge that there may be material tax consequences to you of an acquisition, holding or disposition of the Purchased Securities. The Corporation gives no opinion and makes no representation with respect to the tax consequences to you under United States, state, local or foreign tax law of your acquisition, holding or disposition of such securities, and you acknowledge that you are solely responsible for determining the tax consequences of your investment. You are not relying on the Corporation or their affiliates or counsel in this regard.

(i)	Unless you have made the representations set forth below in Section 5.B hereof (United States) and:

(i)	you are not a Person in the United States or a U.S. Person and you are not acquiring the Purchased Securities for the account or benefit of any Person in the United States or U.S. Person;

(ii)	you were not offered the Offered Securities in the United States; and

(iii)	at the time the buy order for the Purchased Securities was originated, you were outside the United States and this Agreement was not executed or delivered in the United States.

(j)	If you are not a U.S. Subscriber:

(i)	you understand that if you decide to offer, sell, pledge or otherwise transfer the Purchased Securities, such securities may be offered, sold or otherwise transferred only: (A) to the Corporation; (B) pursuant to an effective registration statement under the 1933 Act, (C) in accordance with Rule 144 under the 1933 Act, if available, and in compliance with applicable state Securities Laws, (D) in accordance with the provisions of Regulation S, if available, or (E) in a transaction that does not otherwise require registration under the 1933 Act or any applicable state Securities Laws if an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, has been provided to the Corporation to that effect, and further agree that hedging transactions involving such securities may not be conducted unless in compliance with the 1933 Act and other applicable Securities Laws;

(ii)	you acknowledge and agree that the Purchased Securities, upon issuance, will be “restricted securities” within the meaning of Rule 144(a)(3) of the 1933 Act and will remain “restricted securities” notwithstanding any resale within or outside the United States unless the sale is completed pursuant to an effective registration statement under the 1933 Act;

(iii)	you understand that the Corporation is the seller of the Purchased Securities and that, for purposes of Regulation S, a “distributor” is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of securities offered or sold in reliance on Regulation S and that an “affiliate” is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question; except as otherwise permitted by Regulation S, you agree that you will not, during a six-month distribution compliance period, act as a distributor, either directly or through any affiliate, or sell, transfer, hypothecate or otherwise convey the Purchased Securities other than to or for the account or benefit of a non-U.S. Person; and

(iv)	you will not offer, sell or otherwise dispose of the Purchased Securities except in accordance with the transfer restrictions described herein in the United States or to a U.S. Person unless: (A) such offer, sale or disposition is made in accordance with an exemption from the registration requirements under the 1933 Act and the Securities Laws of applicable states of the United States; or (B) the SEC has declared effective a registration statement in respect of such securities. In the case of (A), the Corporation may require, as a condition of granting its consent, a legal opinion of a firm reasonably acceptable to the Corporation confirming that the sale is not subject to the registration requirement of the 1933 Act.

(k)	You acknowledge that no agency, governmental authority, securities commission or similar regulatory body, stock exchange or other entity has not reviewed, passed on or made any finding or determination as to the merit of the investment in the Offered Securities, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to such securities.

(l)	You consent to the Corporation making a notation on its records or giving instructions to any transfer agent of the Corporation in order to implement the restrictions on transfer set forth herein.

(m)	This Agreement has been duly executed and delivered by you and, when accepted by the Corporation, will constitute your legal, valid and binding obligation enforceable against you in accordance with the terms hereof or, if you are acting as agent for a beneficial purchaser, will constitute a legal, valid and binding obligation of such beneficial purchaser in accordance with the terms hereof.

(n)	The execution and delivery of this Agreement, the performance and compliance with the terms hereof, the purchase of the Purchased Securities and the completion of the transactions described herein by you will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would, if you are not or any beneficial purchaser for whom you are contracting hereunder is not an individual, constitute a material default under any term or provision of your constating documents, by-laws or resolutions or the constating documents, by-laws or resolutions of any beneficial purchaser for whom you are contracting hereunder, as the case may be, the Securities Laws or any other laws applicable to you or any beneficial purchaser for whom you are contracting hereunder, any agreement to which you are or any beneficial purchaser for whom you are contracting hereunder is a party, or any judgment, decree, order, statute, rule or regulation applicable to you or any beneficial purchaser for whom you are contracting hereunder.

(o)	You agree that your representations, warranties and covenants herein will be true and correct both as of the execution of this Subscription Agreement and as of the time of Closing and will survive the completion of the issue of the Purchased Securities. Your representations, warranties and covenants herein are made with the intent that they be relied upon by the Corporation and its counsel in determining your eligibility to subscribe for the Purchased Securities, and you agree to indemnify and hold harmless the Corporation and its respective affiliates, shareholders, directors, officers, partners, employees, advisors, counsel and agents, from and against all losses, claims, costs, expenses and damages or liabilities whatsoever which any of them may suffer or incur which are caused or arise from a breach thereof.

6.	Legends

You acknowledge that the certificates representing the Common Share Purchased Securities issued will bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, (B) TO THE CORPORATION, (C) IN ACCORDANCE WITH RULE 144 UNDER THE 1933 ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, IF AVAILABLE, OR (E) IN A TRANSACTION THAT DOES NOT OTHERWISE REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS IF AN OPINION OF COUNSEL, OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE CORPORATION, HAS BEEN PROVIDED TO THE CORPORATION TO THAT EFFECT.  THE SECURITIES REPRESENTED BY THE CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE SECURITIES LAWS.”

7.	Representations and Warranties of the Corporation

The Corporation hereby agrees with you that the representations and warranties made by the Corporation in this Agreement shall be true and correct as of the Closing Date. You shall be entitled to rely on, and benefit from, the representations, warranties and covenants made by the Corporation in this Agreement which shall survive the Closing and shall continue in full force and effect for your the benefit in accordance with the terms of this Agreement.

8.	Covenants of the Corporation

The Corporation hereby covenants and agrees with you as follows:

(a)	Corporate Status: For a period of a least two years after the Closing Date the Corporation shall remain a corporation validly subsisting under the laws of its jurisdiction of incorporation, licensed, registered or qualified as an extra-provincial or foreign corporation in all jurisdictions where the character of its properties owned or leased or the nature of the activities conducted by it make such licensing, registration or qualification necessary and shall carry on its business in the ordinary course and in compliance in all material respects with all applicable laws, rules and regulations of each such jurisdiction.

(b)	Securities Filings: Forthwith after the Closing the Corporation shall file such forms and documents as may be required under the Securities Laws of the United States and any state thereof relating to the offering of the Purchased Securities.

(c)	Performance of Acts: The Corporation shall perform and carry out all of the acts and things to be completed by it as provided in this Agreement.

9.	Expenses

You acknowledge and agree that, except as set forth in this Agreement, all costs incurred by you (including any fees and disbursements and any special counsel retained by you) relating to the issue and sale to you of the Purchased Securities shall be borne by you.

10.	General

(a)	Headings: The division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “this Subscription Agreement”, “hereof”, “hereunder”, “herein” and similar expressions refer to this Agreement and not to any particular article, section or other portion hereof and include any agreement supplemental thereto and any exhibits attached hereto. Unless something in the subject matter or context is inconsistent therewith, reference herein to articles, sections and paragraphs are to articles, sections, subsections and paragraphs of this Agreement.

(b)	Number and Gender: Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender and neuter and vice versa.

(c)	Severability: If one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired thereby. Each of the provisions of this Agreement is hereby declared to be separate and distinct.

(d)	Notices: All notices or other communications to be given hereunder shall be delivered by hand or by fax, and if delivered by hand, shall be deemed to have been given on the date of delivery or, if sent by fax, on the date of transmission if sent before 5:00 p.m. and such day is a Business Day or, if not, on the first Business Day following the date of transmission.

(e)	Notices to the Corporation shall be addressed to:

I-Level Media Group Incorporated 902, B1, KangBao Huayuan #8 Gongren Tiyuchang Donglu Chaoyand District, Beijing, PRC 100020
Attention: Francis Chiew, Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and a director
Phone No.: +86 10-65-911-544.

Notices to you shall be addressed to the address of the Subscriber set out on the Execution Page hereof.

Either the Corporation or you may change the address for service thereof aforesaid by notice in writing to the other party hereto specifying the new address for service hereunder.

(f)	Further Assurances: Each party hereto shall from time to time at the request of the other party hereto do such further acts and execute and deliver such further instruments, deeds and documents as shall be reasonably required in order to fully perform and carry out the provisions of this Agreement. The parties hereto agree to act honestly and in good faith in the performance of their respective obligations hereunder.

(g)	Successors and Assigns: Except as otherwise provided, this Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

(h)	Entire Agreement: The terms of this Agreement express and constitute the entire agreement between the parties hereto with respect to the subject matter hereof and no implied term or liability of any kind is created or shall arise by reason of anything in this Agreement.

(i)	Time of Essence: Time is of the essence of this Agreement.

(j)	Amendments: The provisions of this Agreement may only be amended with the written consent of all of the parties hereto.

(k)	Survival: Notwithstanding any other provision of this Agreement, the representations, warranties, covenants and indemnities of or by you or the Corporation contained herein or in any certificate, document or instrument delivered pursuant hereto shall survive the completion of the transactions contemplated by this Agreement.

(l)	Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable therein and the parties hereto irrevocably attorn to the jurisdiction of the courts of the State of Nevada.

(m)	Counterparts: This Agreement may be executed in two or more counterparts which when taken together shall constitute one and the same agreement. Delivery of counterparts may be effected by facsimile transmission thereof.

(n)	Facsimile Copies: The Corporation shall be entitled to rely on a facsimile copy of an executed Subscription Agreement and acceptance by the Corporation of such facsimile subscription shall be legally effective to create a valid and binding agreement between you and the Corporation in accordance with the terms thereof.

(o)	Currency: All references to dollars or “$” shall refer to United States dollars unless otherwise provided.

If the foregoing is in accordance with your understanding, please sign and return this Agreement together with the other required documents signifying your agreement to purchase the Purchased Securities.

__________

End of Subscription Agreement
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